Exhibit 10.3

FIRSTBANK

DEFERRED COMPENSATION AGREEMENT

This Deferred Compensation Agreement (the “Agreement”), effective as of December 31, 2014, is executed on this 28th day of April, 2015, by and between First South Bancorp, Inc., a Tennessee corporation (the “Company”), FirstBank, a Tennessee state bank wholly-owned by the Company (the “Employer”), and Christopher T. Holmes (the “Executive”).

WHEREAS, the Executive has been employed by the Company and Employer for a number of years and is currently employed as the President and Chief Executive Officer of the Company and the Employer;

WHEREAS, throughout the Executive’s employment with the Company and the Employer, the Executive has provided services that further the success and long-term profitability of the Company and Employer; and

WHEREAS, the Company and Employer desire to enter into this deferred compensation Agreement with the Executive in recognition of the Executive’s service to the Company and Employer;

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

1. Term. The term of this Agreement commences on December 31, 2014 (the “Effective Date”) and continues until all amounts payable under this Agreement have been paid.

2. Compensation. Upon the earlier of the fifth (5th) anniversary of the Effective Date, Executive’s Separation from Service, or the occurrence of a Change in Control, the Employer shall pay to the Executive a lump sum cash payment equal to $3,000,000 within sixty (60) days following the fifth (5th) anniversary of the Effective Date, the Executive’s Separation from Service, or a Change in Control, as applicable, the exact payment date to be within the sole discretion of Employer, subject to Section 4 hereof. The compensation provided for in this Agreement shall be in addition to, not in lieu of, any other severance pay to which the Executive may be entitled under any other plan, agreement or arrangement of the Employer or any affiliate.

3. Withholding. The amount payable pursuant to this Agreement is subject to withholding in accordance with applicable federal and state income tax, FICA and other withholding requirements.

4. Compliance with Section 409A.

(a) It is the intention of the Company, Employer, and the Executive that the compensation to which the Executive is entitled pursuant to this Agreement complies with Section 409A of the Code and the Treasury Regulations thereunder and the provisions of this Agreement shall be construed in a manner consistent with that intention. If the Executive, Employer, or the Company believes, at any time, that any such benefit or right that is subject to Code Section 409A does not so comply, it shall promptly advise the other parties and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A (with the most limited possible economic effect on the parties).

(b) Notwithstanding the foregoing, neither the Company nor the Employer make any representation to the Executive that the compensation payable pursuant to this Agreement is exempt from, or satisfies, the requirements of Code Section 409A, and the Company and Employer shall have no liability or other obligation to indemnify or hold harmless the Executive for any tax, additional tax, interest or penalties that the Executive may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Code Section 409A.

(c) None of the parties, individually or in combination, may accelerate payment of the compensation payable pursuant to this Agreement, except in compliance with Code Section 409A and the provisions of this Agreement, and no amount shall be paid prior to the earliest date on which it may be paid without violating Code Section 409A.

(d) Notwithstanding any other provision in this Agreement to the contrary, if the Executive is considered “specified employee” as defined in Treasury Regulation Section 1.409A-1(i)(3) at the Employee’s Separation from Service, then, to the extent necessary to comply with Code Section 409A, payment under this Agreement upon the Executive’s Separation from Service shall be delayed until the first day of the seventh month after the Executive’s Separation from Service.

5. Settlement of Claims. The Employer’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, defense, recoupment, or other right which the Employer may have against the Executive or others.

6. Governing Law. This Agreement shall be construed under and governed by the laws of the State of Tennessee. The parties agree that any action or proceeding to enforce any claim arising out of this Agreement shall be brought and maintained in any state or Federal court having subject matter jurisdiction and located in Nashville, Tennessee. The parties further agree that the prevailing party in any such action after a final unappealable judgment shall be entitled to recover from the other their costs, fees and expenses, including reasonable attorney’s fees.

7. Successors; Binding Agreement.

(a) This Agreement shall be binding upon and shall inure to the benefit of the Company, the Employer and their Successors and Assigns. The Company and the Employer shall require their Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company and the Employer would be required to perform it if no such succession or assignment had taken place.

(b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive or the Executive’s beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal personal representative.

8. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

9. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto.

10. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company and the Employer. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by any party which is not expressly set forth in this Agreement.

11. Nature of Rights. The Executive shall have the status of a mere unsecured creditor of the Company and Employer with respect to the Executive’s right to receive any payment under this Agreement. This Agreement shall constitute a mere promise by the Employer to make payments in the future of the benefits provided for herein. It is the intention of the parties hereto that the arrangements reflected in this Agreement shall be treated as unfunded for tax purposes and, if it should be determined that Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is applicable to this Agreement, for purposes of Title I of ERISA. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Employer or the Company and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Employer or the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Employer or the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

12. Definitions.

12.1 Change in Control. For purposes of this Agreement, a “Change in Control” shall mean the occurrence of one or more of the following events:

(a) the acquisition by any one person, or more than one person acting as a group, of stock of the Company or the Employer that, together with any stock already held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company or Employer, as applicable. However, if any one person or group is already considered to own more than 50% of the Company or the Employer as of the Effective Date, the acquisition of additional stock by such person or group is not a Change in Control; or

(b) the acquisition by any one person, or more than one person acting as a group (or a series of acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or group) of assets from the Employer or the Company that have a total gross fair market value equal to or greater than 50% of the total gross fair market value of all of the assets of the Employer or the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Employer or the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A transfer of assets by the Employer or the Company is not treated as a change in ownership of such assets if the assets are transferred to:

(i) a shareholder of the Employer or the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company or the Employer;

(iii) a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Employer or the Company; or

(iii) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person or group described in (iii) above.

For purposes of (ii) through (iv) above, a person’s or group’s status is determined immediately after the transfer of assets. For example, a transfer to a corporation in which the transferor corporation has no ownership interest before the transaction, but which is a majority-owned subsidiary of the transferor corporation after the transaction is not treated as a change in the ownership of the assets of the transferor corporation.

Notwithstanding the foregoing, a Change in Control shall not include a sale to an Employee Stock Ownership Plan sponsored by the Company or the Employer or a sale or transfer to a family member or members of a current shareholder of the Company or the Employer, or a trust or partnership established by a current shareholder of the parent or family member of such shareholder if the partnership is substantially owned (80% or more) by a current shareholder or family member, or a transfer to a charitable trust or foundation established by a current shareholder or family member. A current shareholder is a shareholder of the Company or the Employer as of the Effective Date.

12.2 Code. For purposes of this Agreement, “Code” shall mean the Internal Revenue Code of 1986, as amended.

12.3 Separation from Service. For purposes of this Agreement, “Separation from Service” shall mean a voluntary or involuntary separation from service within the meaning of Code Section 409A and the Treasury regulations thereunder.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the day and year first above written.

FIRST SOUTH BANCORP, INC.

By:	/s/ James W. Ayers
Title:	Chairman

FIRSTBANK

By:	/s/ James W. Ayers
Title:	Chairman

EXECUTIVE

/s/ Christopher T. Holmes